Exhibit 4.1

COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN SOUTH SAINT PAUL, MN. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP 88427A 10 7 THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.0001 PAR VALUE, OF THIRD HARMONIC BIO, INC. transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and COMMON registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers. Dated: COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY (Brooklyn, New York) TRANSFER AGENT AND REGISTRAR BY CHIEF EXECUTIVE OFFICER CHIEF FINANCIAL OFFICER AUTHORIZED SIGNATURE AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS